SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement     |_| Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Isramco, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the 2002 annual meeting (the "Annual Meeting") of stockholders of Isramco, Inc. (the "Company") will be held at the Company's premises at 11767 Katy Freeway, Houston, Texas, 77079, Suite 711, on June 4, 2002 at 9:00 A.M., local time, for the following purposes:

      (i) to elect six directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

      (ii) to ratify the appointment of Mann Frankfort Stein & Lipp CPA, LLP as independent public accountants of the Company for the year ending December 31, 2002; and

      (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on April 26, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                       By Order of the Board of Directors

                                       Haim Tsuff
                                       Chairman of the Board
                                       Chief Executive Officer
April 30, 2002

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 2002

                                  INTRODUCTION

      This Proxy Statement is being sent to stockholders of Isramco, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2002 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the Company's premises at 11767 Katy Freeway, Houston, Texas 77079, Suite 711, on Tuesday, June 4, 2002 at 9:00 A.M., local time, and any adjournment(s) thereof. The purposes of the Annual Meeting are:

      (i) to elect six directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

      (ii) to ratify the appointment of Mann Frankfort Stein & Lipp CPA, LLP ("MFS&L"), as independent public accountants of the Company for the year ending December 31, 2002; and

      (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted FOR the (i) election as directors of the nominees of the Board of Directors named below; (ii) proposal to ratify the appointment of MFS&L, as independent public accountants of the Company for the year ending December 31, 2002; and
(iii) in the discretion of the Proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting. This Proxy Statement will first be mailed to stockholders on or about May 3, 2002.

                       VOTING RIGHTS AND VOTING SECURITIES

      All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on April 26, 2002 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 2,639,853 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held either in person or by proxy.

      The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual

Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against Proposal No. 2. Broker non-votes will have no effect on Proposals No. 1 and 2.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock (b) each of the Company's directors (c) all current directors, officers and significant employees of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have the sole voting and investment power with respect to the shares indicated.

                                   Number of Shares             Percent of
Name of Beneficial Owner (1)       Beneficially Owned (2)       Common Stock (2)

Haim Tsuff                             1,395,217(3)                 51.49%

Jackob Maimon                             69,995(4)                  2.58%

Daniel Avner                                   0                        *

Yossi Levy                                     0                        *

Pinchas Pinchas                                0                        *

Tina Maimon Arckens                            0                        *

Prof. Avihu Ginzburg                           0                        *

Max Pridgeon                                   0                        *

Eyal Gibor                                     0                        *

All directors and
Officers as a group                    1,465,212                    52.71%

* Less than 1%

(1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Haim Tsuff owns 100% of United Kingsway Ltd., which through YHK General Manager Ltd., controls various entities, which may be deemed to control the Company. In March 2000, Mr. Tsuff was granted five year options to purchase up to 69,995 shares of the Company's stock.

(4) In March 2000, Mr. Maimon was granted five year options to purchase up to 69,995 shares of the Company's stock.

      The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of common stock by each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock:

                                     Number of Shares             Percent of
Name of Beneficial Owner (1)       Beneficially Owned (2)       Common Stock (2)

Naphtha Holdings Ltd.*                  1,325,222                   47.67%

Haim Tsuff *                               69,995                    2.52%

United Kingsway Ltd.                            *                       *

(1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

* Haim Tsuff owns and controls 100% of United Kingsway Ltd. (Kingsway) which holds a 74% interest in YHK Investment Limited Partnership (YHK). Avraham Livnat Ltd. through its subsidiary Carmen Management and Assets (1997) Ltd. owns 26% of YHK. The General Partner of YHK is YHK General Manager Ltd. and Haim Tsuff, Joseph Tsuff (the father of Haim Tsuff) and Tina Maimon-Arckens (the sister of the Chairman of the Board of Naphtha and the President of the Company) are the directors of YHK General Manager Ltd. YHK owns of record 42.4% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns 42.4% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), JOEL owns 86.6% of Naphtha, which holds 100% of Naphtha Holdings Ltd. JOEL also owns 8.2% of the shares of Equital Ltd. Naphtha Holdings Ltd. owns of record approximately 50.18% of the issued and outstanding common stock of the Company. Does not include currently exercisable options held by Mr. Haim Tsuff to purchase up to 69,995 shares of the Company's common stock, which option, if exercised in full, would reduce the percentage set forth above to 48.90%.

      Information regarding these relationships is set forth on the Chart of Ownership and in Schedule 13d filings and amendments made thereto made on behalf of the above entities, which are on file with the Securities and Exchange Commission.

      As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd.,
JOEL,

Naphtha and Naphtha Holdings Ltd. may be deemed to control the Company.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by, or paid, for all services rendered to the Company during the Company's fiscal years ended December 31, 2000, 1999 and 1998 by the Company's former Chief Executive Officer and other "named executive officers," as defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act").

                           SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                    Annual Compensation                 Compensation
                                    -------------------                 ------------

Name and                                                      Other Annual     Securities
Principal Position         Year     Salary($)      Bonus($)  Compensation($)   Underlying
                                                                              Options(#)(1)

Haim Tsuff                 2001      240,000      125,000           --                --
Chairman of the Board      2000      240,000      100,000           --            69,995
and Chief Executive        1999      240,000       60,000           --                --


Jackob Maimon              2001      240,000      125,000           --                --
President                  2000      240,000      100,000           --            69,995
                           1999       40,000           --           --                --

Daniel Avner               2001       180,00       75,000           --                --
Vice President,            2000      180,000       50,000           --                --
Former President           1999      172,500       45,000           --                --

Yossi Levy                 2001       91,000        4,500           --                --
Branch Manager             2000      100,000           --           --                --
                           1999      109,000       23,700           --                --

Joshua Folkman             2001      100,000        4,800           --                --
Exploration Manager        2000       102,00        2,000           --                --
Branch Office              1999      101,000        9,400           --                --

(1) Represents shares of Common Stock issuable upon exercise of stock options issued in the year indicated.

OPTIONS GRANTED IN 2001

None of the Named Executive Directors were granted any options during the year ended December 31, 2001.

AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR END OPTION VALUES

                                                     Number of Securities
                                                     Underlying Unexercised       Value of Unexercised
                  Shares                             Options at                   in-the-Money Options
                  Acquired on       Value            December 31, 2001(#)         at December 31, 2001($)(1)
                  Exercise (#)      Realized ($)     Exercisable/Unexercisable    Exercisable/Unexercisable
Name

Haim Tsuff              --                --                    69,550 / 0                    $      0 / 0

Jackob Maimon           --                --                    69,550 / 0                    $      0 / 0

Joshua Folkman          --                --                     2,000 / 0                    $      0 / 0

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($3.90) on December 31, 2001, as reported on NASDAQ.

Employment/Consulting Agreements

      In May of 1996 the Company entered into a Consulting Agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Pursuant to the terms of this Consulting Agreement which was amended in April 1997, the Company pays to the consultant the sum of $240,000 per annum in installments of $20,000 per month in addition to reimbursing all reasonable expenses incurred in connection with services rendered on behalf of the Company. The agreement continues in effect through May 31, 2004.

      In November of 1999 the Company entered into a Consulting Agreement with Worldtech Inc., a Mauritius company of which Jackob Maimon, the President of the Company, is a director. Pursuant to this Consulting Agreement which is in effect through May 31, 2004, the Company agreed to pay the sum of $240,000 per annum in installments of $20,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company.

      In August of 1997 the Company entered into a Consulting Agreement with Romulas Investment Ltd. (which Agreement has since been assigned to Broks Brothers, Inc.), a company which is wholly owned and controlled by Daniel Avner, the Vice-President of the Company. Pursuant to this Agreement, the Company has agreed to pay the consultant the sum of $7,500 per month plus expenses. In February 1999, the Consulting Agreement was amended to increase the monthly compensation payable thereunder to $15,000 and pursuant to the amendment, the reimbursement of expenses was disallowed. The Company has also agreed to provide a company car and company furnished apartment to Consultant, if available. The Consulting Agreement is in effect through July 2003.

      In November of 1996 the Company entered into an Employment Agreement with Yossi Levy, the Managing Director of Naphtha Israel Petroleum Company Ltd. to employ Mr. Levy as the General Manager of the Israel Branch of the Company. Pursuant to the terms of his employment, Mr. Levy is paid an annual amount of $100,000.

      Joshua Folkman is employed as Explorations Manager pursuant to which he is paid an annual salary of $102,000. In the event that the Company elects to terminate Mr. Folkman's employment hereunder for any reason other than cause, then Mr. Folkamn is entitled to a one-lump sum payment of $63,000.

      Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

Information Relating to an Executive Officer Who is not a Director Nominee

      The following individuals are not Directors or Director nominees, but serve as Executive Officers of the Company or its subsidiaries.

NAME                       AGE              POSITION

Daniel Avner               40               Vice President

Yossi Levy                 49               Branch Manager, Israel Branch

      Daniel Avner was President of the Company from July 1997 through October 1999, whereupon he resigned. Mr. Avner has been Vice President since October 1999. On July 9, 1998, Mr. Avner resigned as director and as Secretary of the Company, positions which he has held since May 1996. Since 1992, Mr. Avner has been the General Manager of E.D.R. GMBH Co., a company that engages in investment, development and management of residential property in Germany. From 1991 to 1992 Mr. Avner was a Financial Analyst with Proctor & Gamble Company in Germany. Mr. Avner holds a BA Degree in Accounting and Economics from the University of Tel Aviv and a Masters of Business Administration from Duke University.

      Yossi Levy has been Branch Manager of the Company's Branch Office in Israel since August 1996. Since 1988 Mr. Levy has held the position of General Manager of Naphtha - Israel Petroleum Corp. Ltd. (Naphtha), a public company in the oil and gas business in Israel. Since January 1, 2002, Mr. Levy has been the general manager of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), an affiliate of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In November, 2001 the Company awarded to each of Mr. Haim Tsuff, Chief Executive Officer and the Chairman of the Board of Directors, and Mr. Jackob Maimon, President and a director, a bonus of $125,000 and to Mr. Daniel Avner, the Vice President, a bonus of $75,000.

      In December 2000, the Company assumed from Naphtha Israel Petroleum Corp., I.O.C. Israel Petroleum Company and affiliate entities (all commonly controlled companies) their respective interest in Naphtha Congo L.P. in Congo (which holds a 5% working interest in the Congo). In connection with this transaction, the Company paid $800,000 to these commonly controlled entities and also agreed to pay royalties of 17.5% of its net revenues associated with the working interest. The Company recorded the $800,000 paid as exploration costs because the payment represents reimbursement of exploration costs previously expensed by the commonly controlled companies.

      Pursuant to the agreement terminating the employment of Mr. Toledano as the Company's President and Chief Operating Officer in October 1995, Mr. Toledano executed, in June 1996, a Covenant Not to Compete Agreement with the Company. Pursuant to the terms of the Covenant Not to Compete, Mr. Toledano agreed that for a period of five (5) years he would not directly or indirectly compete with the Company in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel. In consideration for the Covenant Not To Compete, the Company paid to Mr. Toledano the sum of $200,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

      Based solely on review of the copies of such forms received by the Company with respect to 2001, the Company believes that all of the filing obligations of officers, directors and 10% stockholders under Section 16 (a) during 2001 have been complied with.

                                PERFORMANCE GRAPH

      The following graph compares the yearly percentage of change in the Company's cumulative stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("NASDAQ Index") and the cumulative total return on the Standard & Poor Oil Composite Index ("Peer Index") for the period of five years commencing on January 1, 1991 and ending on December 31, 2001. The graph assumes that $100 was invested on January 1, 1997 in the common stock of the Company, The NASDAQ Index and Peer Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

         The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.

                                     [Graph]

                                    PEER
YEAR              NASDAQ            INDEX          COMPANY
                    $                 $               $

12/31/97          121.64             119            155.77
12/31/98          169.84             116             48.08
12/31/99          315.20             141             74.62
12/31/00          191.36             149            123.85
12/31/01          151.07             136             75


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of six (6) members. The seven persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

      It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

INFORMATION CONCERNING DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each Director and Director nominee:

NAME                       AGE            POSITION

Haim Tsuff                 45             Chairman of the Board, Chief Executive
                                          Officer and Director

Jackob Maimon              45             President, Director

Tina Maimon Arckens        47             Director, Secretary

Avihu Ginzberg             76             Director

Eyal Gibor                 44             Director

Max Pridgeon               35             Director

      All officers serve until the next annual meeting of directors and until their successors are elected and qualified.

      Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd.) and may be deemed to control the Company. During the past five years, Mr. Tsuff has served as General Manager of Painton Chemical Industries Ltd., a private company, which produces printed material. Mr. Tsuff is also the Managing Director of Painton Chemical Factors Ltd. (printed material), Madad Ltd. (printed material), Benfica Holdings Ltd. (construction) and Benfica Ltd. (construction), all of which are private companies. See Security Ownership of Certain Beneficial Owners.

      Jackob Maimon has been President of the Company since November of 1999. Mr. Maimon is the Chairman of the Board of Directors of Naphtha Israel Petroleum Corporation Ltd. ("Naphtha") an Israeli entity, which holds indirectly through Naphtha Holdings, Ltd. Another Israeli entity, over 50% of the issued and outstanding stock of the Company. Mr. Maimon has held the position at Naphtha since August 1996. Mr. Maimon is the brother of Tina Maimon Arckens, a director of the Company.

      Tina Maimon Arckens has been a director of the Company since March 1997 and Secretary of the Company since July 14, 1998. Mrs. Arckens is a director of YHK General Manager Ltd. Mrs. Arckens is the sister of Jackob Maimon, the Chairman of the Board of Directors of Naphtha Israel Petroleum Corp. Ltd. and the President of the Company. Mrs. Maimon Arckens is a housewife.

      Avihu Ginzburg has been a director of the Company since July 1997. Dr. Ginzburg is currently Emeritus Professor in Geophysics at Tel Aviv University. In 1996 he was Visiting Professor in Exploration Geophysics at Curtin University, Perth, Western Australia; and, Research Fellow at the Department of Geological Sciences, University College, London. From 1992 - 1995 Dr. Ginzburg held the position of Chairman of Geophysics and Planetary Science at Tel Aviv University.

      Max Pridgeon has been a director of the Company since April 2001. Since March 1995, Mr. Pridgeon has served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings.

      Eyal Gibor has been a director of the Company since April 2001. From January 1992, Mr. Gibor has headed his own private management consulting and advisory services company in Israel, engaging mainly in the provision of consulting advice relating to real-estate investments andtax planning. From June 1997 through August 1999, Mr. Gibor also served as the general manager of Israel Credit Line Complimentary Services, Ltd., a company engaged in the provision of financial services. From June 1986 to January 1992, Mr. Gibor was affiliated with the Israel based accounting firm of, Singer, Nir & Partners. Mr. Gibor holds a B.A. in economics and accounting from Tel Aviv University and, since December 1993, has been qualified as a C.P.A. in Israel. Mr. Gibor presently serves as a director of Binar Building and Investments Ltd., a company whose securities are traded on the Tel-Aviv stock exchange.

      Except as noted above, there are no family relationships between any of the above executive officers, and there is no arrangement or understanding between any of the above executive officers and any other person pursuant to which he was selected as an officer. Each of the above executive officers was elected by the Board of Directors to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal. During the course of 2001, the Board held one meeting. Each of the non-employee directors receives an annual cash payment of $3,500 for serving on the Board. None of the employee- directors receive any cash compensation for serving on the Board.

Committees

      The Company has a standing Audit Committee.

      The Audit Committee was established in April 2000 and is responsible for reviewing the Company's financial procedures and controls, the general scope of the annual audit and the fees charged by the independent auditors. The Audit Committee Charter describes in greater detail the role and responsibilities of the Audit Committee. This committee held one meeting during the last fiscal year. The Audit Committee currently consists of Mr.Eyal Gibor, Dr. Avihu Ginzburg and Mr. Max Pridgeon. The Company believes that each of the members of the Audit Committee is an independent director as defined by the Nasdaq Stock Market listing standards.

                          Report of the Audit Committee

      The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is responsible for the Company's financial statements included in the Company's annual report for the year 2001. In furtherance thereof, the Audit Committee discussed with the Company's independent auditors for the fiscal year 2001 those matters communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These recommendations and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee was provided by the auditors the written disclosures required by Statement of Auditing Standards, 61 and discussed the auditor's independence with the auditors. In this regard, the Audit Committee considered the amount of fees paid by the Company to auditors for the audit of the year-end financial statements and the review of the interim financial statements filed with each quarterly report on Form 10-Q. This discussion informed the Audit Committee of the auditor's independence, and assisted the Audit Committee in evaluating such independence. Finally, the audit committee reviewed and discussed with the Company's management and such auditor, the audited financial statements for the year ended December 31, 2001.

      Based on the discussions with the auditor concerning the audit, the independence discussions and the financial statement review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K.

Dated: April 30, 2002

Audit Committee

Mr. Eyal Gibor
Dr. Avihu Ginzburg
Mr. Max Pridgeon

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                              Change in Accountants

      On June 21, 2001, the Company dismissed KPMG LLP ("KPMG") as its independent accountants. The decision to change accountants was approved by the Board of Directors of the Company.

      The reports of KPMG LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the fiscal years ended December 31, 199 and December 31, 2000, and in the subsequent interim period ending March 31, 2001, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements of the Company for such years.

      On June 21, 2001, the Board of Directors approved the engagement of Mann Frankfort Stein & Lipp CPA, LLP ("MFS&L") as the Company's new independent accountants for its fiscal year ending December 31, 2001. During the two most recent fiscal years and through the date of the engagement of MFS&L, neither the Company nor anyone on its behalf consulted with MFS&L regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

      The Company previously provided KPMG with a copy of the disclosures made with respect to the change in accountants in connection with filing the Current Report on Form 8-K filed June 26, 2001. KPMG furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company in such Current Report. A copy of the letter from KPMG was filed as an exhibit to the Company's Current Report on Form 8-K filed June 26, 2001.

      It is anticipated that a member of MFS&L will be present at the stockholder meeting.

Audit Fees

      During 2001, MFS&L billed the Company an aggregate of $89,556 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the quarterly financial statements included in the Company's quarterly report on Form 10Q. The Company paid to KPMG an aggregate of $28,450 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the quarterly financial statements included in the Company's quarterly report on Form 10Q.

Financial System Design and Implementation Fees

      Neither MFS&L nor KPMG billed the Company for professional services related to financial information systems design and implementation for the year ended December 31, 2001.

Other Fees

      Other than those fees described in the immediately preceding two paragraphs, neither MFS&L nor KPMG billed the Company for professional services for the year ended December 31, 2001.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP CPA, LLP AS INDEPENDENT AUDITORS.

                                  OTHER MATTERS

      Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

      Under the rules of the SEC, proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 2, 2003. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2001 proxy statement.

                          ANNUAL AND QUARTERLY REPORTS

      Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Such Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

      The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

      It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                    By Order of the Board of Directors

                                            /s/ Haim Tsuff

                                            Haim Tsuff
                                            Chairman of the Board

April 30, 2002

                                  ISRAMCO, INC.
                               11767 KATY FREEWAY,
                                 HOUSTON, TEXAS
                              HOUSTON, TEXAS 77079

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                COMPANY FOR THE
                   ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2002

      The undersigned hereby constitutes and appoints HAIM TSUFF AND J. MONROE CUTLER, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of ISRAMCO, INC. (the "Company"), that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on June 4, 2002, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: HAIM TSUFF, JACKOB MAIMON, TINA ARCKENS MAIMON, AVIHU GINZBERG, EYAL GIBOR and MAX PRIDGEON (Mark only one of the following boxes.)

          |_| VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD
                     AS TO THE FOLLOWING NOMINEES (IF ANY):

                      |_| VOTE WITHHELD FROM ALL NOMINEES.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP, CPA, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002.

                         |_| FOR |_| AGAINST |_| ABSTAIN

3. In Their Discretion, Upon Any Other Business That May Properly Come Before the Meeting or Any Adjournment Thereof.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the ratification of the appointment of Mann Frankfort Stein & Lipp CPA, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and in the discretion of the Proxies named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated ______, 2002.

Dated: April 30, 2002


                           Signature of Shareholder(s)

                  (When signing as attorney, trustee, executor,
            administrator, guardian, corporate officer, etc., please
           give full title. If more than one trustee, all should sign.
                          Joint owners must each sign.)

               Please date and sign exactly as name appears above.

                              I plan I do not plan

                          to attend the Annual Meeting.